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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


NAME OF SUBSIDIARY                                        STATE OF INCORPORATION
------------------                                        ----------------------
Mariner Holdings, Inc.                                           Delaware
Mariner Energy, Inc.                                             Delaware